                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Front Royal, Inc. on Form S-1 of our report dated September 3, 1997, with respect to the consolidated financial statements of Rockwood Casualty Insurance Company and subsidiaries as of and for the years ended December 31, 1995 and 1994, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                             /s/ PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES
                             --------------------------------------------------
                             Parente, Randolph, Orlando, Carey & Associates


Wilkes-Barre, Pennsylvania
July 24, 1998